                                                      PURSUANT TO RULE 424(b)(3)
                                             REGISTRATION STATEMENT NO. 33-47913


SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED MARCH 27, 1998
(TO PROSPECTUS DATED MARCH 27, 1998)

                                  $589,490,892
                                 (APPROXIMATE)

                         CMC SECURITIES CORPORATION III
                                     ISSUER

                        BANK OF AMERICA, FSB AND CENDANT
                              MORTGAGE CORPORATION
                                MASTER SERVICERS

               COLLATERALIZED MORTGAGE OBLIGATIONS, SERIES 1998-1
                             ---------------------

     The Prospectus Supplement dated March 27, 1998 (the "Prospectus Supplement") to the Prospectus dated March 27, 1998 with respect to the above captioned series of bonds is hereby amended as follows:

     COVER PAGE:     The cross reference to "Risk Factors" at Page 17 of the
                     Prospectus is hereby amended to refer to Page 15 of the Prospectus and the Bond Interest Rate for each of the Class
                     A-17 and Class A-18 Bonds is hereby amended to 6.40%.

     PAGE S-56:      The phrase "of the applicable Non-PO Percentage" is hereby added after the term "Senior Prepayment Percentage" in clause (a) of paragraph (iv).

                 The date of this Supplement is March 31, 1998